EXHIBIT 2.1

                             SUBSCRIPTION AGREEMENT

         This Subscription Agreement (the "Agreement") is entered into as of the 16th day of December, 1999 by and between nStor Technologies, Inc., a Delaware corporation ("nStor") and the persons listed on the signature page hereto (each a "Noteholder" and collectively, the "Noteholders").

         WHEREAS, nStor is the issuer of certain promissory notes issued to the Noteholders on the days and in the amounts set forth on Schedule I hereto (the "Notes");

         WHEREAS, nStor and the Noteholders desire that the Notes should be canceled without payment of principal or accrued interest in accordance with their terms in exchange for the issuance by nStor to the Noteholders of the aggregate number of shares of its common stock, par value $.05 per share ("nStor Common Stock") set forth on Schedule I;

         NOW THEREFORE, the parties hereto agree as follows:

         1.       Exchange of Notes for Stock

                  a. In lieu of cash, nStor agrees to pay the Noteholders the principal amount of the Note in shares of nStor Common Stock based on a stock price of $2.9545 per share, which is approximately 5% greater than the closing price of one share of nStor Common Stock on the American Stock Exchange on the date hereof.

                  b. nStor will file a Registration Statement or Form S-3 (the "Registration Statement") covering the shares of nStor Common Stock issued to the Noteholders pursuant to Section 1(a) above (the "Stock") as soon as practicable after the date hereof. nStor shall notify the Noteholders immediately upon the effectiveness of the Registration Statement, and the Noteholders shall have the right to sell all or any part of the Stock subject to any rules or regulations under the Securities Act of 1933, as amended (the "Securities Act").

                  c. nStor will guarantee the Noteholders against loss with the guarantee expiring at the close of business on the 20th day of trading after the effective date of the Registration Statement or some later date as agreed to by the parties. To compute the amount due under the guarantee, the value of any Stock not sold will be based upon the closing price of one share of nStor Common Stock on the 20th trading day after the effective date of the Registration Statement or some later date as agreed to by the parties. nStor will be indebted to the Noteholders for an amount equal to the original principal amount of the Note, less the net proceeds received from the sale of any of the Stock plus the value of any Stock not sold, at the close of business on the 20th trading day after the effective date of the Registration Statement or some later date as agreed to by the parties. The amount due under the guarantee, if any, will be paid in cash or a subordinated promissory note, at nStor's sole discretion, and if paid in a subordinated promissory note, the new note will have the same interest rate and due date as the original Note.

         2. Representations of nStor. nStor hereby represents and warrants to the Noteholders the following:


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                  a. nStor is a corporation validly existing under the laws of the State of Delaware.

                  b. The Stock, when delivered to the Noteholders in accordance with the terms hereof, will be duly authorized, validly issued, fully paid, and nonassessable.

         3.   Representations   of  the  Noteholders.   Each  Noteholder  hereby
represents and warrants to nStor the following:

                  a. Each Noteholder is the sole lawful holder of his or its Note, possesses all right, title and interest therein, has the requisite legal capacity and authority to transfer his or its Note, and has not transferred, pledged, or hypothecated his or its Note or any interest therein to any third party.

                  b. Each Noteholder understands and represents that (i) he or it must bear the economic risk of this investment for an indefinite period of time because the Stock has not been registered under the Securities Act, or under any state securities laws and, therefore, cannot be resold unless its is subsequently registered under the Securities Act and the pertinent state securities laws or unless an exemption from such registration is available; and
(ii) he or it is purchasing the Stock for investment for his or its own account and not for the account of any other person, and not with any present view toward resale or other "distribution" thereof within that meaning of the Securities Act.

                  c. The Noteholder has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of an investment in the Stock. The Noteholder is aware that an investment in the Stock is highly speculative and subject to substantial risks. The Noteholder is capable of bearing the high degree of economic risk and burdens of this investment, including the possibility of a complete loss of his investment. The financial condition of the Noteholder is such that he is under no present or contemplated future need to dispose of any of the Stock to satisfy any existing or contemplated undertaking, need or indebtedness.

                  d. nStor has made available to each Noteholder, or his designated representative, during the course of this transaction and prior to the issuance of any of the Stock, the opportunity to ask questions of and receive answers from the officers and directors of nStor concerning the terms and conditions of the offering or otherwise relating to the financial data and business of nStor, to the extent that nStor or its officers and directors possess such information or can acquire it without unreasonable effort or expense. nStor has also made available to each Noteholder for inspection, documents, records, books and other written information about nStor, its business and this investment at nStor's principal executive office at 100 Century Blvd., West Palm Beach, FL 33417.

         4. Restricted Stock and Legend. The Noteholders acknowledge that the Stock offered hereunder are being offered pursuant to a private placement exemption under the Securities Act, and that the Stock is deemed "restricted securities" as defined in the Securities Act. Until the securities offered hereunder become registered with the Securities and Exchange Commission (the "Commission"), each certificate representing the Stock shall bear a legend in substantially the following form:


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     THE SHARE(S) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
     THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND THE CORPORATION HAS RELIED UPON AN EXEMPTION TO THE REGISTRATION REQUIREMENT UNDER THE ACT FOR THE SALE OF THE SHARE(S) REPRESENTED BY THIS CERTIFICATE TO ITS HOLDER. THEREFORE, THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED STOCK AND MAY NOT BE SOLD OR TRANSFERRED TO ANY THIRD PARTY WITHOUT EITHER BEING REGISTERED UNDER THE ACT OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.


         5. Resales. The Noteholders agree not to resell or otherwise dispose of all or any part of the Stock, except as permitted by law, including, without limitation, any and all applicable provisions of this Agreement and any regulations under the Securities Act.


                      [SIGNATURES APPEAR ON FOLLOWING PAGE]



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IN WITNESS  WHEREOF,  the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                            nSTOR TECHNOLOGIES, INC.


                                              By:
                                                 Jack Jaiven
                                                 Vice President and Treasurer

                                                     NOTEHOLDERS:



                                                  H. Irwin Levy


                                                     MLL CORP.


                                         By: ____________________________
                                         Name: __________________________
                                         Title: _________________________


                                                     JOJO CORP.


                                         By: ____________________________
                                         Name: __________________________
                                         Title: _________________________


                                                     N&S CORP.


                                          By: ____________________________
                                          Name: __________________________
                                          Title: _________________________


                                         ----------------------------------
                                                 Herbert Gimelstob



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                                         ----------------------------------
                                                 Bernard Green


                                         ----------------------------------
                                                 Bernard Marden


                                         ----------------------------------
                                                 Patricia Auld


                                         ----------------------------------
                                                 James P. Marden


                                         ----------------------------------
                                                 Maurice Halperin